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                                                                    EXHIBIT 23-1

INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of MCN Corporation on Form S-3 of the reports of Deloitte & Touche dated February 8, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of MCN Corporation for the year ended December 31, 1993 and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

                                                /s/ DELOITTE & TOUCHE LLP
                                          --------------------------------------
                                                  Deloitte & Touche LLP

Detroit, Michigan
September 27, 1994